                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Rohn Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[ROHN LOGO]

                             ROHN INDUSTRIES, INC.
                             6718 West Plank Road
                            Peoria, Illinois 61604

                               ----------------

                           NOTICE OF ANNUAL MEETING
                              OF STOCKHOLDERS OF
                             ROHN INDUSTRIES, INC.

                               ----------------

To the Stockholders of ROHN Industries, Inc.:

   Notice is hereby given that the 1999 Annual Meeting of Stockholders ("Annual Meeting") of ROHN Industries, Inc., a Delaware corporation, will be held at The Roosevelt Hotel, 45 East 45th Street, New York City, New York, on May 18, 1999, at 10:00 a.m., local time, for the following purposes:

     (1) To elect five directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

     (2) To consider and vote upon approval of the ROHN 1999 Stock Option Plan, a copy of which is attached as Appendix A to the Proxy Statement.

     (3) To consider and transact such other business as may properly come before the annual meeting.

   Only stockholders as of the close of business on March 22, 1999 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A list of those stockholders will be available at The Roosevelt Hotel, 45 East 45th Street, New York City, New York, for examination by any stockholder for any purpose germane to the annual meeting for ten days prior to the annual meeting. All stockholders, whether or not they now expect to be present at the Annual Meeting, are requested to date, sign and return the enclosed proxy card, which requires no postage if mailed in the United States, using the envelope provided. Any stockholder present at the meeting may vote personally on all matters before the meeting, and in that event his or her proxy will become void. Your attention is directed to the following pages for further information relating to the Annual Meeting.

                                         By Order of the Board of Directors

                                         Timothy W. Kirk
                                         Secretary

Peoria, Illinois
April 21, 1999

                             ROHN INDUSTRIES, INC.
                             6718 West Plank Road
                            Peoria, Illinois 61604

                                                                 April 21, 1999

                               ----------------

                                PROXY STATEMENT

                               ----------------

General

   The enclosed proxy is being solicited on behalf of the Board of Directors (sometimes referred to as the "Board") of ROHN Industries, Inc. ("ROHN" or "Company") for use at ROHN's Annual Meeting of Stockholders ("Annual Meeting"), notice of which accompanies this Proxy Statement, and at all adjournments and postponements thereof. The Annual Meeting will be held at The Roosevelt Hotel, 45 East 45th Street, New York City, New York, on May 18, 1999, at 10:00 a.m., local time.

   Any stockholder giving a proxy has the power to revoke it at any time prior to exercise thereof by executing a subsequent proxy, by notifying the Company's Secretary of such revocation in a written notice received by him at the above address prior to the Annual Meeting, or by attending the Annual Meeting and voting in person.

   Only stockholders of record at the close of business on March 22, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, 52,811,009 shares of common stock of the Company were outstanding, constituting the only outstanding voting securities of the Company. Stockholders are entitled to one vote for each share of common stock held.

   A stockholder may, with respect to the election of directors, (i) vote for the election of all five nominees named herein, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee or nominees with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy. A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. Common stock will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no contrary instructions are indicated in the proxy, each proxy will be voted FOR the election of the five nominees to the Board of Directors named below or for a substitute nominee if any of the nominees listed below becomes unable or unwilling to serve, and FOR approval of the 1999 Stock Option Plan, and, in the best judgment of the persons named in the proxy as representatives, upon any other matters which may properly come before the Annual Meeting.

   Election of each director shall be determined by a plurality vote of the holders of the shares of the Company's common stock present in person or represented by proxy and entitled to vote at the meeting. Approval of the 1999 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or by proxy and entitled to vote at the meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares of common stock represented by such proxy is not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and not entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. The Company's By-Laws provide that shares voted to abstain will be counted as present for purposes of determining a quorum but will not be included in calculating the number of votes on any question. Non-voted and abstaining shares will have no effect on the election of directors or approval of the 1999 Stock Option Plan.

   The cost of the solicitation of proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding common stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to principals and obtaining their proxies.

Stock Ownership

   The following table sets forth information as of March 22, 1999 (except as otherwise indicated) regarding the beneficial ownership of Company common stock by: (i) each person or group that has reported beneficial ownership of more than five percent of the Company common stock outstanding, (ii) the Company's current directors, nominees for director and certain of its current executive officers, and (iii) all of the Company's current directors and officers as a group.

                                                                Common Stock
                                                            --------------------
                                                            Amount and
                                                            Nature of
                                                            Beneficial  Percent
                                                            Ownership     of
Beneficial Owner                                               (1)     Class (2)
----------------                                            ---------- ---------
Principal Stockholders
UNR Asbestos-Disease Claims Trust (3)...................... 29,348,051   55.5%
  100 North Lincolnway
  North Aurora, IL 60542

Portfolio Q Investors, L.P. (4)............................  3,189,000    6.0
  201 Main Street
  Forth Worth, TX 76102

Directors and Executive Officers
Craig Ahlstrom (5).........................................     46,500      *

Charles M. Brennan, III....................................     25,690      *

James R. Cote (5)..........................................     70,000      *

Darius W. Gaskins, Jr......................................     57,190      *

John H. Laeri, Jr. (3)..................................... 29,348,051   55.5

David V. LaRusso (5).......................................     76,500      *

Michael E. Levine (3)...................................... 29,348,051   55.5

Gene Locks.................................................     28,650      *

Ruth R. McMullin...........................................     46,235      *

Brian B. Pemberton (5).....................................    455,000      *

Richard L. Rohn (5)........................................    210,344      *

Alan Schwartz..............................................          0      *

All directors and officers as a group (10 persons) (5).....  1,069,409    2.0

--------
(1) Unless otherwise noted, the persons listed beneficially own all shares set forth opposite their respective names with sole power to vote and dispose of such shares, except Mr. Pemberton (5,000 shares) wherein voting or investment power is shared with others. Mrs. McMullin's total also includes 8,700 shares held by her spouse and 3,325 shares held in a trust.
(2) Percentage ownership is not shown for directors or officers owning less than one percent of the outstanding common stock.

(3) The Trustees of the Trust are Messrs. Laeri and Levine and Mr. David S. Schrager. The Trustees are deemed to share beneficial ownership of the 29,348,051 Trust shares because they collectively possess the power to vote and dispose of the Trust shares on behalf of the Trust, except that the United States Bankruptcy Court for the Northern Division of Illinois must approve sales of Trust shares.
(4) According to a Schedule 13D filed by Portfolio Q Investors with the SEC on December 23, 1998, it and its affiliates had sole voting and dispositive power over such shares.
(5) Includes 16,500, 30,000, 46,500, 250,000 and 34,650 shares subject to stock options exercisable within 60 days of March 22, 1999 for Messrs. Ahlstrom, Cote, LaRusso, Pemberton and Rohn, respectively, and 405,950 shares subject to stock options exercisable within 60 days of March 22, 1999 for all current directors and executive officers as a group.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company believes that during 1997 and 1998 its executive officers, directors and greater than 10% stockholders have complied with applicable requirements.

                MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

                       PROPOSAL 1--ELECTION OF DIRECTORS

   The Board of Directors, pursuant to the Company's By-Laws, has determined that the authorized number of directors shall be five persons. The five persons listed below have been selected as nominees for election as directors by the Board of Directors and, if elected, will serve until the next annual meeting or until their successors are elected and qualify. The Company has been advised by the UNR Asbestos-Disease Claims Trust that it intends to vote its shares for election of all the nominees listed below.

Background Information Regarding Nominees

   The table below sets forth the names of the nominees for director, their principal occupations during the last five years and certain other information.

                                      Principal Occupations for the Last Five
                                                      Years,
                       Director          Other Directorships and Committee
Name of Nominee         Since   Age                 Assignments
---------------        -------- ---   ---------------------------------------
John H. Laeri, Jr.....     --    63 Chairman, Meadowcroft Associates Inc., a
                                    private investment banking firm (January
                                    1991 to present); President and Chief
                                    Executive Officer, The GolfCoach Inc., a
                                    golf products marketer (December 1998 to
                                    present); Chairman, UNR Asbestos-Disease
                                    Claims Trust (1990 to present).

Michael E. Levine.....     --    57 Executive Vice President--Marketing &
                                    International (August 1994 to March 1999)
                                    and Executive Vice President--Marketing
                                    (July 1992 to August 1994) of Northwest
                                    Airlines Corporation; Trustee, UNR
                                    Asbestos-Disease Claims Trust (1989 to
                                    present).

Gene Locks............   1989    60 Chairman of the Board of the Company (May
                                    1991 to present); Founding partner,
                                    Greitzer & Locks, attorneys. Member of
                                    Trustees Advisory Committee to UNR
                                    Asbestos-Disease Claims Trust (June 1989 to
                                    present). Other directorships: Celotex
                                    Corporation. Member of the Company's
                                    Executive, Audit and Compensation
                                    Committees.

Brian B. Pemberton....   1997    53 President and Chief Executive Officer of
                                    ROHN Industries, Inc. (commencing April 14,
                                    1997); President, Skycell Services, a
                                    division of American Mobile Satellite
                                    Corporation, a common carrier providing
                                    satellite-based mobile voice and data
                                    services to North America ("AMSC") (August
                                    1996 to December 1996); President and Chief
                                    Executive Officer, AMSC (April 1995 to
                                    August 1996); President, AMSC (April 1990
                                    to April 1995). Other directorships: AC
                                    Nielsen Corporation, provider of market
                                    research. Chair of ROHN's Executive
                                    Committee.

Alan Schwartz.........     --    59 Professor of Law at Yale Law School and
                                    Professor at the Yale School of Management
                                    since before 1994. Other directorship:
                                    Cleveland-Cliffs Inc., a provider of iron
                                    products and services.

Directors' Compensation

   The Company employees who serve as directors of the Company receive no compensation for such services. Non-employee directors of the Company are paid compensation at an annual rate of $30,000 (the Chairman receives $50,000), payable in quarterly installments. Non-employee directors have the right to receive all or part of their annual compensation in shares of restricted Company common stock. Non-employee directors receive $1,000 for each Board meeting or meeting of a committee of the Board which they attend in person or by telephone. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with such meetings.

Board Meetings; Board Committee Functions and Composition

   The Board of Directors met five times in 1997 and ten times during 1998. The Board has an Audit Committee, a Compensation Committee and certain other committees. The Board does not have a standing Nominating Committee.

   The Audit Committee currently consists of Charles M. Brennan, III (Chair), Darius W. Gaskins, Jr., Gene Locks and Ruth R. McMullin. The Audit Committee makes recommendations to the full Board of Directors regarding engagement of independent public accountants; reviews and approves the scope of independent audits and the fees and other arrangements regarding such services; reviews the results of the annual audit with the independent public accountants; and generally reviews the adequacy of the Company's accounting systems, internal accounting controls and applications of accounting policies to new or unusual circumstances. The Audit Committee met twice during 1997 and twice during 1998.

   The Compensation Committee currently consists of Darius W. Gaskins, Jr. (Chair), Charles M. Brennan, III, Gene Locks and Ruth R. McMullin and has the responsibility for considering and making recommendations to the full Board of Directors regarding officers' compensation and benefits and the Company's organizational structure. The Compensation Committee met four times during 1997 and two times during 1998.

   During 1997 and 1998, no director, other than William J. Williams, whose term as a director expired in December 1997, attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth the total cash and non-cash compensation in each of 1996, 1997 and 1998 received by the Company's Chief Executive Officers serving as such in 1998 and the Company's four other most highly compensated executive officers serving at the end of 1998.

                                                            Long Term
                             Annual Compensation          Compensation
                         ---------------------------- ---------------------
                                               Other
                                              Annual  Restricted Securities
                                              Compen-   Stock    Underlying
   Name and Principal         Salary   Bonus  sation    Awards    Options      All Other
        Position                ($)     ($)     ($)     ($)(1)     (#)(2)   Compensation($)
   ------------------    Year ------- ------- ------- ---------- ---------- ---------------
Brian B. Pemberton(3)... 1998 331,250 200,000   --     587,500    450,000       2,500(6)
 President and Chief     1997 207,230 200,000   --     750,000    100,000      56,315(7)
 Executive Officer

Richard Rohn............ 1998 183,462 168,000   --     205,625    105,000       2,500(6)
 Vice President--
  Shelters               1997 174,785  90,000   --     187,500        --        2,375(6)
                         1996 172,046 172,000   --     212,500        --        2,375(6)

James R. Cote........... 1998 142,508  61,000   --     176,250     90,000       2,500(6)
 Vice President--
  International          1997 134,200  30,000   --         --         --        2,500(6)
 & Corporate Development 1996 171,625  60,392   --      61,250        --        1,989(6)

David V. LaRusso(4)..... 1998 163,077  68,000   --     176,250     90,000       1,108(6)
 Vice President and      1997  49,231  20,000   --         --      50,000       5,435(7)
 Chief Financial Officer

Craig A. Ahlstrom(5).... 1998 103,924  52,000   --     174,375     50,000     124,975(8)
 Vice President--Sales &
 Marketing

--------
(1) Restricted Stock Awards are made pursuant to the terms of the ROHN 1992 Restricted Stock Plan. The stock is valued at the closing price of the stock on the NASDAQ Stock Market on the date of the award. On December 31, 1997, Mr. Pemberton held 100,000 shares of restricted stock valued at $515,600, and on December 31, 1998, he held 175,000 shares of restricted stock valued at $601,562. On December 31, 1997, Mr. Rohn held 56,024 shares of restricted stock valued at $288,860, and on December 31, 1998, he held 73,990 shares of restricted stock valued at $254,341. During 1997, Messrs. Pemberton and Rohn were awarded 100,000 and 25,000 shares of restricted stock, respectively, and during 1998, they were awarded 100,000 and 35,000 shares, respectively. The shares of restricted stock awarded to Messrs. Pemberton and Rohn in 1997 and 1998 vest 25% per year over a four-year period from the date of the grant. On December 31, 1997, Mr. Cote held 10,000 shares of restricted stock valued at $51,560, and on December
    31. 1998, he held 40,000 shares of restricted stock valued at $137,500. During 1996, Mr. Cote was awarded 10,000 shares of restricted stock that will vest 100% in five years. During 1998, Mr. Cote was awarded 30,000 shares of restricted stock that will vest 25% per year over a four-year period from the date of grant. During 1998, Messrs. LaRusso and Ahlstrom were each awarded 30,000 shares of restricted stock which will vest 25% per year over a four-year period from the date of the grant. On December 31, 1998, Messrs. LaRusso and Ahlstrom each held 30,000 shares of restricted stock valued at $103,125. Messrs. Pemberton, Rohn, Cote, LaRusso and Ahlstrom were entitled to receive all dividends on restricted stock held by them.
(2) See "Option Grants in 1997 and 1998" below.
(3) Mr. Pemberton's employment with the Company commenced on April 14, 1997.
(4) Mr. LaRusso's employment with the Company commenced on September 2, 1997.
(5) Mr. Ahlstrom's employment with the Company commenced on April 1, 1998.
(6) The amounts shown constitute the Company's contributions to the 401(k) plan for these employees.

(7) The amounts shown are for relocation expenses incurred by Messrs. Pemberton and LaRusso.
(8) The amount shown is for relocation expenses of $58,271, a relocation bonus of $41,704 and a signing bonus of $25,000 that were negotiated with Mr. Ahlstrom.

Option Grants in 1997 and 1998(1)

                                                                        Potential Realizable
                                                                                Value
                              Number of  Percent of                     ($) at Assumed Annual
                              Securities   Total                        Rates of Stock Price
                              Underlying  Options   Exercise              Appreciation for
                               Options    Granted   or Base               Option Terms (2)
                               Granted   in Fiscal   Price   Expiration ---------------------
Name                     Year    (#)        Year      ($)       Date        5%        10%
----                     ---- ---------- ---------- -------- ---------- ---------- ----------
Brian B. Pemberton...... 1998  450,000       47%    $ 5.875   03/11/08  $1,662,628 $4,213,450
                         1997  100,000       48%    $  7.75   04/14/02     214,118    487,393

Richard Rohn............ 1998  105,000       11%    $ 5.875   03/11/08     387,947    983,138
                         1997      --       --          --         --          --         --

James R. Cote........... 1998   90,000        9%    $ 5.875   03/11/08     332,526    842,690
                         1997      --       --          --         --          --         --

David V. LaRusso........ 1998   90,000        9%    $ 5.875   03/11/08     332,526    842,690
                         1997   50,000       24%    $  4.37   09/02/02      60,368    137,413

Craig A. Ahlstrom....... 1998   50,000        5%    $5.8125    4/21/03      80,301    177,445
                         1997      --       --          --         --          --         --

--------
(1) The Company stock option plans are administered by the Compensation Committee of the Board of Directors, which has authority to determine the employees to whom, and the terms at which, options will be granted. Under the terms of the Company's plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
  The per share option prices are the fair market value of the Company's common stock on the date of the grant less any extraordinary dividends paid after the grant date. The options granted to Mr. Pemberton in 1997 became exercisable twelve months from the date of the grant. All remaining options granted are exercisable at the rate of one-third per year over a three year period. The options granted to Messrs. Pemberton and LaRusso in 1997, and the options granted to Mr. Ahlstrom in 1998, have a term of five years. All other options were granted for a term of ten years. In addition, all options granted become exercisable upon a change of control as defined in the plans.
(2) The amounts shown in these columns are calculated at the 5% and 10% rates set by the SEC and are not intended to forecast future appreciation of the Company's stock price.

Aggregate Option Exercises in Last Two Fiscal Years and Fiscal Year-End Option Values for 1997 and 1998

                                                                          Value of Unexercised In-
                                                  Number of Securities      the-money Options at
                               Shares             Underlying Options at            Fiscal
                              Acquired  Value        Fiscal Year-End            Year-End (1)
                                 on      ($)    ------------------------- -------------------------
Name                     Year Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ---- -------- -------- ----------- ------------- ----------- -------------
Brian B. Pemberton...... 1998     --        --    100,000      450,000        --             --
                         1997     --        --        --       100,000        --             --
Richard Rohn............ 1998     --                  --       105,000        --             --
                         1997  50,000  $267,500       --           --         --             --
James R. Cote........... 1998     --        --        --        90,000        --             --
                         1997     --        --        --           --         --             --
David V. LaRusso........ 1998     --        --     16,667      123,333        --             --
                         1997     --        --        --        50,000        --         $39,300
Craig A. Ahlstrom....... 1998     --        --        --        50,000        --             --
                         1997     --        --        --           --         --             --

--------
(1) On December 31, 1998 and 1997, the market value of the Company stock was $3.406 and $5.156, respectively.

Employment Contracts and Other Agreements

Employment Agreement--Brian B. Pemberton

   Brian B. Pemberton was elected President and Chief Executive Officer of the Company on April 14, 1997. The Company has entered into an employment agreement with Mr. Pemberton which provides for a base salary of $325,000, subject to annual review and adjustment by the Compensation Committee. Mr. Pemberton will be eligible for an annual bonus under the Company's Incentive Bonus Plan which provides a maximum bonus opportunity of 100% of base salary for senior executive officers. In addition, Mr. Pemberton was awarded 100,000 shares of restricted stock under the Restricted Stock Plan and options to purchase an additional 100,000 shares under the Company's Stock Option Plan. Restricted stock will vest at the rate of 25% per year during a four-year period of continuous employment or in the event of death, disability or a change of control of the Company, as provided in the Restricted Stock Plan. Stock options are currently exercisable at the market price of the stock as of April 1, 1997, and expire in April 2002. Mr. Pemberton is covered by the Company's health, disability and life insurance program and other benefits generally provided to the Company executives. Mr. Pemberton's employment may be terminated by either party at any time for any reason, but in the event his employment is terminated by the Company without cause, as defined in the agreement, Mr. Pemberton will be entitled to a severance payment equal to one year's base salary then in effect plus the amount of the target bonus under the Incentive Bonus Plan for the year in which termination occurs.

Change of Control Agreements

   At various times, the Company has entered into Change of Control Agreements ("Control Agreements") with various executive officers. On November 30, 1996, the Company entered into a Control Agreement with James Cote. On September 2, 1997, the Company entered into a Control Agreement with David V. LaRusso. These Control Agreements were for a term of three years, subject to renewal for additional three year terms. On July 24, 1998, the Control Agreement with Mr. LaRusso was terminated.

   A Change of Control includes (i) the acquisition by any person or group acting in concert of beneficial ownership of 50% or more of the Company's outstanding shares, with certain exceptions, (ii) a change in the composition of the Company's Board of Directors in any 24-month or less period such that a majority of the directors serving at the end of the period were not serving at the beginning of the period, unless at the end of the period the majority of the directors in office were nominated upon the recommendation of a majority of the Board at the beginning of the period, or (iii) approval by stockholders of a merger, consolidation or similar transaction (as to which those stockholders immediately prior to such transaction are not the owners of more than 75% of the resulting corporation's outstanding voting stock after such event) or the sale of all or substantially all of the Company's consolidated assets.

   If, during the term of Mr. Cote's Change in Control Agreements, a Change of Control occurs, and within a two year period from the date of such Change of Control, either (i) Mr. Cote's employment with the Company is terminated by the Company other than for cause or on account of his death, permanent disability or retirement, or (ii) Mr. Cote resigns for good reason, then the Company is required to pay to Mr. Cote a severance payment. The severance payment would be equal to one and one-third times base salary for Mr. Cote, for the year in which termination occurs; provided that in no event may the total amount of the severance payment exceed 2.99 times the five year average W-2 income of Mr. Cote. The severance payment is payable in a single lump sum payable within 30 days of the termination of employment or resignation.

   In addition to the severance payment, the Company is required to provide health, disability and life insurance in accordance with the plans maintained by the Company for Mr. Cote for a period of one year from the date of termination of Mr. Cote's employment, provided that health, disability and life insurance benefits cease if Mr. Cote becomes employed during such period and receives similar benefits in connection with such employment.

   During employment and for a period of one year after the termination of employment for any reason, Mr. Cote may not enter into, be connected with, or work for an individual, firm or corporation which is then in substantial competition with the Company in the United States.

Letter Agreements

   On July 24, 1998, the Company entered into letter agreements (the "Letter Agreements") with the following executive officers of the Company: Messrs. David V. LaRusso, Richard L. Rohn, Timothy W. Kirk, Craig A. Ahlstrom and Jay Buehler, former Vice President-Operations of the Company. The Letter Agreements each provide that if the employment of the covered executive officer is terminated by the Company without cause, as defined in the Letter Agreement, prior to July 24, 2001, the terminated executive officer will be entitled to a severance payment equal to one year's base salary then in effect plus the amount of the target bonus under the Incentive Bonus Plan for the year in which termination occurs. Mr. Buehler's employment terminated in November 1998 and the Company made a severance payment of $232,132 to Mr. Buehler.

Indemnification Agreements

   At various times, the Company has entered into Indemnification Agreements ("Indemnification Agreements") with various executive officers and directors (each an "Indemnitee"). On June 20, 1990, the Company entered into an Indemnification Agreement with each of Charles M. Brennan, III, Darius W. Gaskins, Jr. and Ruth McMullin. On November 22, 1995, the Company entered into an Indemnification Agreement with Gene Locks. These Indemnification Agreements provide that the Company shall indemnify, and advance expenses (as defined therein) to, each Indemnitee to the fullest extent permitted by law.

Compensation Committee Report on Executive Compensation

   The Compensation Committee is composed of four independent directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee formulates the compensation policy and structure for executive officers, reviews salary and bonus recommendations for those officers and submits its recommendations to the full Board of Directors for approval. The Compensation Committee is solely responsible for determining long-term incentive compensation granted to executive officers under the stock option, restricted stock and other long-term incentive plans previously approved by the stockholders.

   In formulating and implementing compensation programs, it has been the philosophy of the Compensation Committee that a substantial portion of executive compensation should be related to the Company's financial performance. Accordingly, compensation programs have been structured to include incentives based on measures of the Company's financial performance. The compensation programs for executive officers have consisted of base salary and short-term and long-term incentive compensation plans. The Compensation Committee determined that the short-term and long-term incentive programs for 1997 and 1998 would be based 50% upon meeting the Company's budget and 50% upon achieving mutually negotiated personal objectives.

Base Salary

   The Committee annually reviews the base salary of each executive officer. In determining salary adjustments, the Committee considers individual job performance, length of employment, level of responsibility and information supplied by an independent compensation consulting firm concerning the average compensation levels of executive officers in a large group of companies with average sales of approximately $345 million ("Compensation Peer Group"). The Committee believes that the Compensation Peer Group has been a more appropriate comparison for compensation purposes, as adjusted as discussed below, than the peer group used for computing total shareholder return which includes firms of substantially larger size. The compensation data used for comparison from the Compensation Peer Group has been statistically adjusted to reflect the Company's sales size. The Committee believes that the Compensation Peer Group, as adjusted, is an appropriate peer group for compensation purposes. While the salary for the Chief Executive Officer is typically reviewed annually, the Chief Executive Officer's 1997 base salary was determined by negotiation when he was hired in April of 1997. The base salary levels of the other executive officers are also reviewed by the Committee on a calendar year basis. In 1997, base salaries for executive officers continuing from 1996 were increased approximately 6% from 1996 levels. Base salaries for executive officers who were hired during 1997 and 1998 were determined by negotiation. Based upon the Compensation Committee's analysis, and upon the information provided by an independent compensation consultant, the Committee believed that the 1997 base salary of the Company's Chief Executive Officer, Mr. Pemberton, was approximately 6% above market, and the base salaries of the other executive officers were moderately above market. Accordingly, base salaries for executive officers were not increased during 1998.

Short-term Incentives

   Historically, a significant part of short-term executive compensation is based on an incentive bonus. Under the 1997 and 1998 Bonus Plan, 50% of an executive officer's target bonus is tied to meeting the Company's budget and 50% is tied to mutually negotiated personal objectives. For 1997, the Chief Executive Officer and Richard Rohn, the target bonus was 50% of salary and the maximum bonus opportunity was 100% of salary. For other executive officers, the target bonus was 33% of salary and the maximum bonus opportunity was 66% of salary. For 1998, the target bonus for the Chief Executive Officer, Richard Rohn and other executive officers was 75%, 67% and 50% of salary, respectively, with a maximum bonus opportunity of 100% of salary.

   Personal goals for the Chief Executive Officer were negotiated between him and the Compensation Committee as more fully described below. The personal objectives for other executive officers were negotiated between the Chief Executive Officer and those executives. Bonuses were awarded to executive officers, other than the Chief Executive Officer, for 1997 and 1998 based upon a subjective evaluation by the Compensation Committee of the achievements by the executive officers.

Long-term Incentives

   The Company's long-term incentive plans consist of Stock Option Plans, a Restricted Stock Plan and a Stock Purchase Plan. The Committee believes that an appropriate level of ownership by executive management will enhance the incentive of these executive officers to manage the Company for the benefit of all stockholders. In 1997, 150,000 options were granted to the named executive officers under the 1990 Stock Option Plan pursuant to their employment agreements, 100,000 of which were awarded to the Chief Executive Officer and 50,000 of which were awarded to Mr. LaRusso. In 1997, 125,000 shares of common stock were awarded to executive officers under the Restricted Stock Plan, 100,000 shares of which were awarded to the Chief Executive Officer pursuant to his employment agreement and 25,000 shares of which were awarded to Richard
L. Rohn. No stock was sold to executive officers in 1997 under the Stock Purchase Plan.

   In 1998, 785,000 options were granted to the named executive officers as set forth under "Option Grants in 1997 and 1998" above. In 1998, 225,000 shares of common stock were awarded to the named executive officers under the Restricted Stock Plan, 100,000 shares of which were awarded to the Chief Executive Officer, 35,000 shares of which were awarded to Richard Rohn and 30,000 shares of which were awarded to each of Messrs. Cote, LaRusso and Ahlstrom. No stock was sold to executive officers in 1998 under the Stock Purchase Plan.

Chief Executive Officer Compensation

   Brian B. Pemberton was elected President and Chief Executive Officer of the Company effective April 14, 1997. The Company entered into an employment agreement with Mr. Pemberton which provides for a base annual salary of $325,000, subject to annual review and adjustment by the Compensation Committee. Mr. Pemberton is eligible for an annual bonus. In addition, Mr. Pemberton was awarded 100,000 shares of restricted stock under the Restricted Stock Plan and options to purchase an additional 100,000 shares under the Company's Key Executives' Stock Option Plan. Those shares of restricted stock will vest at the rate of 25% per year during a four-year period of continuous employment or in the event of death, disability or a change of control of the Company, as provided in the Restricted Stock Plan. Those stock options are exercisable after one year of employment at the market price of the stock as of April 1, 1997, and expire in five years. Mr. Pemberton is covered by the Company's health, disability and life insurance program and other benefits generally provided to executives of the Company.

   For 1997 and 1998, Mr. Pemberton's bonus award was based 50% on the performance of the Company in relation to the budget and 50% on the personal goals for Mr. Pemberton established through consultation between Mr. Pemberton and the Compensation Committee. The 1997 goals for Mr. Pemberton included implementation of the 1997 budget and business plan, the development of stockholder relationships, recruitment and development of other executive officers, and the expansion of international business opportunities for the Company. These goals were not ranked or weighted. Mr. Pemberton was awarded a bonus of $200,000 based upon a subjective evaluation of his achievements for 1997 by the Compensation Committee.

   The 1998 goals for Mr. Pemberton included assisting the Company's majority shareholder's efforts to sell all or a part of its shares of Company common stock, to enhance stockholder value, to develop a long-term strategy for the Company and to develop additional manufacturing capacity. These goals were not ranked or weighted. Mr. Pemberton was awarded a bonus of $200,000 based upon a subjective evaluation of his achievements for 1998 by the Compensation Committee.

Section 162(m) of the Internal Revenue Code

   The Committee has considered the effect of Section 162(m) of the Internal Revenue Code, which limits the tax deduction to $1 million for compensation paid to the top five executive officers unless certain requirements are met. As a general matter, the Committee does not expect that any executive officer's compensation is likely to exceed $1 million. Accordingly, the Committee concluded not to make any changes in the Company's existing compensation programs. The Committee will continue to consider the impact of
Section 162(m) and to assess alternatives to minimize or eliminate any loss of tax deductions in future years consistent with the objectives of the Company's executive compensation programs.

                                          Compensation Committee
                                          Darius W. Gaskins, Jr., Chair
                                          Charles M. Brennan, III
                                          Gene Locks
                                          Ruth R. McMullin

Stock Performance Graph

   The following performance graph compares the Company's total stockholder return on its common stock for a six year period (December 31, 1992 to December 31, 1998) with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Communications Equipment 500 Index. This graph assumes an investment of $100 on December 31, 1992 and reinvestment of dividends.

[STOCK PERFORMANCE GRAPH]

                                                                       S&P Comm.
                                                                  S&P  Equipment
      Date                                                   ROHN 500     500
      ----                                                   ---- ---- ---------
      December 1992......................................... $100 $100   $100
      December 1993......................................... $130 $110   $ 96
      December 1994......................................... $127 $112   $110
      December 1995......................................... $248 $153   $164
      December 1996......................................... $247 $188   $192
      December 1997......................................... $216 $251   $250
      December 1998......................................... $144 $322   $441

              PROPOSAL 2--APPROVAL OF THE 1999 STOCK OPTION PLAN

   The Board of Directors of the Company on April 9, 1999, adopted the ROHN Industries, Inc. 1999 Stock Option Plan (the "Option Plan"), subject to approval by stockholders. A copy of the Option Plan is included as Appendix A to this Proxy Statement.

   The purpose of the Option Plan is to benefit the Company and its subsidiaries by offering certain present and future employees (including officers) a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company and its subsidiaries. As of the date of this Proxy Statement, no options have been granted under the Option Plan.

   Summary. Under the Option Plan, the Company may grant options to purchase up to 2,500,000 shares of common stock of the Company. If any outstanding option expires or is surrendered, cancelled or terminated for any reason, shares allocable to such options shall again be available for grant.

   The Compensation Committee of the Board of Directors (the "Committee") administers the Option Plan. Subject to the terms of the Option Plan, the Committee determines the terms and conditions of options granted under the Option Plan.

   The Option Plan permits the grant of qualified incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). ISOs may be granted to individuals who, at the time of grant, are employees of the Company or its affiliates. NSOs may be granted to directors and employees of the Company or its affiliates. The aggregate number of options which may be granted under the Option Plan to any individual within any five-year period during the term of the Option Plan is limited to 1,000,000 shares (subject to proportionate adjustment for changes in capitalization).

   The exercise price of an option granted under the Option Plan is to be determined by the Committee at the time of grant but may not be, in the case of ISOs, less than the fair market value per share or, in the case of NSOs, less than 85% of the fair market value per share, of the Company common stock at the time of grant. Each option must expire within ten years after the date of grant. ISOs granted to any person owning more than 10% of the voting stock of the Company must have an exercise price of at least 110% of the fair market value per share at the date of grant and may not have terms exceeding five years. Unless otherwise determined by the Committee, options granted under the Option Plan vest in three equal annual installments commencing on the first anniversary of the date of grant.

   An optionee may exercise his or her option by giving notice to the Company specifying the number of shares to be purchased, accompanied by payment of the exercise price in full in cash or by bank certified, cashier's or personal check. Options may also be exercised in "cashless exercises" (delivery of shares or cancellation of options having a fair market value equal to the exercise price).

   An optionee (or his or her estate in case of death) whose employment with the Company or any subsidiary ceases for any reason (other than for cause) may exercise options that are exercisable at the time of termination within the applicable periods following termination specified in the Option Plan. If an optionee is terminated for "cause," his or her options shall expire as of the first discovery by the Company of any cause for termination.

   Options generally are not transferable except by will or the laws of descent and distribution or pursuant to a property settlement in a divorce proceeding.

   If the shares of the Company common stock are changed by a split-up or consolidation of shares or similar capital adjustment, or payment of any stock dividend, a proportionate adjustment will be made in the number and class of shares subject to unexercised options or available for options and in the exercise price for shares.

   In the event of a "Change in Control," as defined in the Option Plan, all options outstanding become immediately exercisable in full without regard to any vesting schedule. An optionee has the right, within one year after any "Change in Control," to require the Company (or the surviving entity, if other than the Company) to purchase from the optionee any or all unexercised options at a per option price equal to the excess of the fair market value per share (as defined in the Option Plan) over the exercise price.

   The Board of Directors may amend or discontinue the Option Plan, except the approval of the holders of a majority of the outstanding shares of the Company common stock present and entitled to vote at any meeting is required for any amendment which will (i) increase the number of share issuable under the Option Plan, (ii) permit the grant of options to a class of persons other than those currently permitted to receive options under the Option Plan, (iii) reduce the exercise price of outstanding options, or (iv) require stockholder approval under applicable law.

   Federal Income Tax Consequences. The following discussion is a summary of the material federal income tax consequences to the Company and the optionees, but does not cover all possible federal, state or local income tax consequences of participation in the Option Plan.

   Under existing law there will be no federal income tax consequences to either the optionee or the Company upon the grant of an ISO. Except as described below, the optionee will not have to recognize any income upon the exercise of an ISO. The tax consequences to an optionee of selling or disposing of the shares purchased upon exercise of an ISO generally depend on how long he or she has held the shares. If the optionee sells or disposes of the shares after the later of (i) two years after the option grant date or
(ii) one year after purchase of shares, the employee will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale or disposition over the exercise price, and no deduction will be allowed to the Company. If the optionee sells or disposes of the shares (other than by death) before the later of (i) two years after the option grant date or (ii) one year after purchase of shares, the optionee will recognize ordinary income in the year of sale or disposition, and the Company will be entitled to a corresponding deduction, to the extent the fair market value of the shares at the time they were purchased exceeded the purchase price. Any additional gain is capital gain to the optionee.

   An optionee may under certain circumstances be permitted to pay all or a portion of the exercise price of an ISO by delivering shares of common stock of the Company. If the shares delivered were acquired through a previous exercise of an ISO or an option granted under an employee stock purchase plan, and if the holding period requirement applicable to such shares has not been met, the delivery of such shares could be treated as a taxable sale or disposition of the shares. In general, where an optionee pays the exercise price of an ISO by delivering shares of common stock, the optionee will have a zero tax basis in the shares received that are in excess of the number of shares delivered in payment of the exercise price.

   For alternative minimum tax purposes, regardless of whether the optionee satisfied the holding period requirement, the excess of the fair market value of the shares on the exercise date over the exercise price will be treated as a positive adjustment to the optionee's alternative minimum taxable income for the year the ISO is exercised. If the shares are sold or disposed of in the year the ISO was exercised, however, the positive adjustment taken into account for alternative minimum tax purposes will not exceed the gain realized on such sale or disposition. Exercise of an ISO may thus result in liability for alternative minimum tax.

   An ISO will generally be treated as an NSO for federal income tax purposes if it is exercised more than three months after the optionee terminates his or her relationship with the Company, but this three-month limitation will not apply if the relationship is terminated by the optionee's death.

   There will be no federal income tax consequences to either the optionee or the Company upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value per share on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding federal income tax deduction.

   If an optionee pays the exercise price of an NSO by surrendering shares of common stock of the Company, then, to the extent the shares received upon exercise of the option do not exceed the number of shares delivered, the optionee will be treated as making a tax-free exchange of stock and the new shares received will have the same tax basis and holding period requirement as the shares surrendered. The optionee will recognize ordinary income in an amount equal to the fair market value of the shares in excess of the shares delivered in payment of the exercise price. The basis of those additional shares will equal their fair market value on the date the option is exercised. If an optionee exercises an NSO on a cashless basis as permitted under the Option Plan, the optionee will recognize ordinary income equal to the fair market value of the shares received and the optionee's initial tax basis in such shares will equal their fair market value.

   Adoption of The Plan. The affirmative vote of the holders of a majority of shares of common stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the adoption of the Plan.

   The Board of Directors believes that the Option Plan is in the best interests of the Company. By offering employees an attractive opportunity to buy common stock of the Company, the Option Plan provides incentives for participants to maximize stockholder value. The Option Plan also should help the Company attract and retain qualified employees. For these reasons, the Board of Directors recommends a vote FOR approval of the ROHN Industries, Inc. 1998 Stock Option Plan.

                     STOCKHOLDER PROPOSALS; OTHER MATTERS

   Stockholder proposals for inclusion in proxy materials for the 2000 Annual Meeting of Stockholders should be addressed to the Company's Secretary, 6718 West Plank Road, Peoria, Illinois 61604, and must be received on or before December 21, 1999.

   The Company's By-Laws specify procedures for notifying the Secretary of business (including nominations of directors) to be properly brought before any meeting of Stockholders. A copy of the By-Laws may be obtained from the Company's Secretary.

   At this time, the Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting other than those presented above in this Proxy Statement. If any other business should properly come before the Annual Meeting, votes may be cast with respect to such matters in accordance with the best judgment of the person or persons acting under the proxy.

                                          By Order of the Board of Directors

                                          Timothy W. Kirk
                                          Secretary

Peoria, Illinois
April 21, 1999

Any stockholder may obtain a copy of the Company's 1998 Annual Report on Form 10-K to the Securities and Exchange Commission without charge by writing to ROHN Industries, Inc. at 6718 West Plank Road, Peoria, Illinois 61604.

                                                                      Exhibit A

                             ROHN INDUSTRIES, INC.
                            1999 STOCK OPTION PLAN

   Section 1. Purpose. The purpose of the Rohn Industries, Inc. 1999 Stock Option Plan (this "Plan") is to benefit Rohn Industries, Inc. (the "Company") and its subsidiaries by offering certain present and future employees, including officers, a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries.

   Section 2. Administration.

   2.1 Committee. This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee's interpretation and construction of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation adopted in connection therewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options corresponds to the requirements of Section 422 of the Internal Revenue Code, as amended (the "Code") and the regulations thereunder.

   2.2 Grants to Section 16 Persons. For so long as the Company's Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee may not grant options to an officer of the Company subject to Section 16 of the Exchange Act unless the grant is (i) approved in advance by the Committee in accordance with the provisions of Rule 16b-3(d)(1) under the Exchange Act (where the Committee is composed solely of two or more non-employee directors who satisfy the requirements of Rule 16b-3(b)(3) under the Exchange Act), (ii) approved in advance, or subsequently ratified by the stockholders in accordance with the provisions of Rule 16b-3(d)(2) under the Exchange Act or (iii) absent approval pursuant to clauses (i) or (ii), no officer of the Company may sell shares received upon the exercise of an option during the six-month period immediately following the grant of such option.

   2.3 Grants to Section 162(m) Officers. The Board may not grant options to an officer subject to Section 162(m) of the Code unless the grant is approved by the Committee where the Committee is composed of at least two "outside directors" (as defined in the regulations promulgated under Section 162(m) of the Code).

   2.4 Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that this Plan comply in all respects with Section 16(b) and Rule 16b-3 under the Exchange Act, to the extent applicable, and, if any Plan provision is later found not to be in compliance with such Section or Rule, the provision shall be deemed null and void, and the Plan shall be construed in favor of its meeting the requirements of Section 16(b) and Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to limit the use of any provision of the Plan to participants who are executive officers or other persons subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

   Section 3. Stock Subject to This Plan. The stock subject to this Plan shall be the Company's common stock, par value $.01 per share (the "Common Stock"), authorized but unissued or held in the Company's treasury or subsequently acquired by the Company. Subject to adjustment as provided in Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 2,500,000 shares as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan shall expire, or be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such surrendered, canceled or terminated options.

   Section 4. Eligibility. An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company or any subsidiary. A nonqualified stock option may be granted to any employee of the Company or any subsidiary, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

   Section 5. Terms and Conditions of Options. Options granted under this Plan shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

   5.1 Number of Shares and Price. The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Committee, provided that the Committee shall act in good faith to establish an exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options and not less than 85% of the fair market value per share of the Common Stock at the time the option is granted with respect to nonqualified stock options and also provided that, with respect to incentive stock options granted to greater than 10% stockholders, the exercise price shall be as required by Section 6. In addition, in any five-year period, no individual may be granted options under the Plan to purchase more than 1,000,000 shares of Common Stock, subject to adjustment as set forth in Section 7.

   5.2 Term and Maturity. Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% stockholders, the term of each incentive stock option shall be as established by the Committee and, if not so established, shall be 10 years from the date it is granted but in no event shall the term of any incentive stock option exceed 10 years. The term of each nonqualified stock option shall be as established by the Committee and, if not so established, shall be 10 years from the date it is granted. To ensure that the Company or its subsidiaries will achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived by resolution adopted by the Committee, be exercisable according to the following schedule:

         Period of Optionee's
              Continuous
              Employment
     With the Company or Related
         Corporation From the
                 Date
            the Option is                                  Portion of Total Option
               Granted                                      Which is Exercisable
     ---------------------------                           -----------------------
            after 1 year..................................         33 1/3%
            after 2 years.................................         66 2/3%
            after 3 years.................................            100%

   5.3 Exercise. Subject to the vesting schedule described in Section 5.2 above, each option may be exercised in whole or in part; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of any option. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

   5.4 Payment of Exercise Price. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Committee in a particular case determines not to accept a personal check) for the Common Stock being purchased.

   The Committee can determine at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of payment will be permitted. To the extent permitted by the Committee and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

     (a) delivery of shares of Common Stock held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Committee;

     (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; provided, that the Committee, in its sole discretion, may at any time determine that this subparagraph (b), to the extent the instructions to the broker call for an immediate sale of the shares, shall not be applicable to any Optionee whose employment with the Company has terminated prior to the time of exercise; or

     (c) delivery of a properly executed exercise notice together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the option exercise price.

   5.5 Withholding Tax Requirement. The Company or any subsidiary shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold such shares in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by
Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act, shall be made either six months prior to the date the option exercise becomes taxable or at such other times as the Company may determine as necessary to comply with Section 16(b) of the Exchange Act.

   5.6 Assignability and Transferability of Option. Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution, (ii) pursuant to a property settlement in connection with a divorce proceeding, or (iii) as otherwise determined by the Committee by resolution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. The designation by an Optionee of a beneficiary does not, in and of itself, constitute an impermissible transfer under this Section.

   5.7 Termination of Employment. If the Optionee's employment with the Company or any subsidiary ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for an 18-month period (and in the case of incentive stock options, for a three-month period) that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of the 18-month period (three-month period for incentive stock options) following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived by resolution adopted by the Committee within 90 days of such cessation.

   If an Optionee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct or unauthorized disclosure of confidential information. If an Optionee's employment with the Company or any subsidiary is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all Optionee's rights under any option granted hereunder likewise shall be suspended during the period of investigation.

   If an Optionee's employment with the Company or any subsidiary ceases because of a total disability, the Optionee's option shall not terminate until the end of the 18-month period and, in the case of an incentive stock option, shall not cease to be treated as an incentive stock option until the end of the 12-month period, following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Committee.

   For purposes of this Section 5.7, a transfer of employment between or among the Company and/or any subsidiary shall not be deemed to constitute a cessation of employment with the Company or any subsidiary. For purposes of this Section 5.7, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

   5.8 Death of Optionee. If an Optionee dies while he or she is employed by the Company or any subsidiary or within the 12-month period following cessation of such employment, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within 12 months after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

   5.9 Status of Shareholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

   5.10 Continuation of Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or of a subsidiary, or to interfere in any way with the right of the Company or of any such subsidiary to terminate his or her employment with the Company at any time.

   5.11 Modification and Amendment of Option. Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Committee may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

   5.12 Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a subsidiary or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Code is amended or if the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations, changing or eliminating such annual limit, in which case the limitation shall be that provided by the Code or the Internal Revenue Service, as the case may be.

   5.13 Valuation of Common Stock Received Upon Exercise

     5.13.1 Exercise of Options Under Sections 5.4(a) and (c). The value of Common Stock received by the Optionee from an exercise under Sections 5.4(a) and 5.4(c) hereof shall be the fair market value as determined by the Committee, provided that, if the Common Stock is traded in a public market, such valuation shall be the average of the high and low trading prices or bid and asked prices, as applicable, of the Common Stock for the date of receipt by the Company of the Optionee's delivery of shares under
  Section 5.4(a) hereof or delivery of the exercise notice under Section 5.4(c) hereof.

     5.13.2 Exercise of Option Under Section 5.4(b). The value of Common Stock received by the Optionee from an exercise under Section 5.4(b) hereof shall equal (a) in the case of the sale of the Common Stock received as a result of the exercise by a broker on the date of receipt by the Company of the Optionee's exercise notice, the sales price received for such shares; and (b) in all other cases, the average of the high and low trading prices or bid and asked prices, as applicable, of the Common Stock for the date of receipt by the Company of the Optionee's exercise notice.

   Section 6. Greater Than 10% Stockholders.

   6.1 Exercise Price and Term of Incentive Stock Options. If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in any other document. The term and exercise price limitations of this provision shall be amended to conform to any change required by a change in the Code or by a ruling or pronouncement of the Internal Revenue Service.

   6.2 Attribution Rule. For purposes of Section 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock owned by him which is actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

   Section 7. Adjustment.

   7.1 Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

   7.2 Effect of Change in Control.

     7.2.1 Any option previously granted to any Optionee who is an employee of the Company or any subsidiary on the date of a "Change in Control" shall be immediately exercisable in full on or after such date during its term, without regard to any time of exercise established under Section 5 hereof. "Change in Control" shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

       (i) The acquisition, by a person or group of persons acting in concert, of a beneficial ownership interest in the Company, resulting in the total beneficial ownership of such persons or group of persons equaling or exceeding 50% of the outstanding Common Stock; provided, however, that no such person or group of persons shall be deemed to beneficially own (i) any Common Stock acquired directly from the Company or (ii) any Common Stock held by the Company or any subsidiary or any employee benefit plan (or any related trust) of the Company or its subsidiaries. The Change in Control shall be deemed to occur on the date the beneficial ownership of the acquiring person or group of persons first equals or exceeds 50% of the outstanding Common Stock.

       (ii) A change, within any period of 24 months or less, in the composition of the Board such that at the end of such period a majority of the directors who are then serving were not serving at the beginning of such period, unless at the end of such period the majority of the directors in office were nominated upon the recommendation of a majority of the Board at the beginning of such period. The Change in Control shall be deemed to occur on the date the last director necessary to result in a Change in Control takes office or resigns from office, as applicable.

       (iii) Approval by shareholders of the Company of a merger, consolidation or other reorganization having substantially the same effect, or the sale of all or substantially all the consolidated assets of the Company in each case, with respect to which the persons or group of persons who were the respective beneficial owners of the Common Stock immediately prior to such event do not, following such event, beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities of the Company resulting from such event or the Company purchasing or receiving assets pursuant to such event.

   If more than one of the foregoing events shall occur, each such event shall constitute a separate Change in Control.

   7.2.2 Notwithstanding any other provisions in the Plan, prior to the passage of one year from and after any Change in Control, each Optionee shall have the right to require the Company (or, if the Company is not the survivor of a merger, consolidation or reorganization with an acquiror, the acquiror) to purchase from him or her any or all unexercised options granted under this Plan at a purchase price equal to (i) the excess of the fair market value per share over the exercise price multiplied by (ii) the number of option shares specified by the Optionee for purchase in a written notice to the Company (or, if the Company is not the survivor of a merger, consolidation or reorganization with an acquiror, the acquiror), attention of the Secretary.

   7.2.3 For purposes of Section 7.2.2 above, "fair market value per share" shall mean, (i) except in the case of a merger, consolidation or reorganization with an acquiror in which the Company is not the survivor (a "Termination Merger"), the higher of (A) the average of the highest sales price per share of the Company's Common Stock on the NASDAQ Stock Market (as reported in The Wall Street Journal, Midwest Edition) (or, if the Company's Common Stock is not then traded on the NASDAQ Stock market, on the principal market where such Common Stock is actively traded) on each of the five trading days immediately preceding the date the Optionee so notifies the Company or
(B) the average of the highest sales price per share of the Company's Common Stock on the NASDAQ Stock Market (as reported in The Wall Street Journal, Midwest Edition) (or, if the Company's Common Stock is not then traded on the NASDAQ Stock Market, reported on the principal market where such Common Stock is actively traded) on each of the five trading days immediately preceding the date of the Change in Control, and (ii) in the case of a Termination Merger, the higher of (C) the fair market value of the consideration receivable per share by holders of Common Stock in such Termination Merger, which fair market value as to any securities included in such consideration shall be the average of the highest sales price per unit of such security on the NASDAQ Stock Market (as reported in The Wall Street Journal, Midwest Edition) (or, if such security is not then traded on the NASDAQ Stock Market, reported on the principal market where such security is actively traded) on each of the five trading days immediately preceding the date of the Termination Merger and as to any such security not actively traded in any market and as to all other property included in such consideration, shall be the amount determined by the Committee in its discretion or (D) the amount determined pursuant to Clause (i)(B) of this Section 7.2.3. The amount payable to each Optionee by the Company or acquiror, as the case may be, shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

   7.3 Fractional Shares. In the event of any adjustment in the number of shares covered by an option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

   7.4 Determination of Committee to Be Final. All Section 7 adjustments shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

   Section 8. Securities Regulation. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or inter-dealer quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

   As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Company may also require such other action or agreement by the Optionees as it may from time to time deem to be necessary or advisable. THE COMPANY SHALL NOT BE OBLIGATED, BY REASON OF THIS PROVISION OR OTHERWISE, TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

   Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange or inter-dealer quotation system, shares shall not be issued with respect to an option granted this Plan unless, prior to issuance, such exchange or inter-dealer quotation system shall have authorized the listing of the shares thereon.

   Section 9. Amendment and Termination.

   9.1 Board Action. The Board may at any time suspend, amend or terminate this Plan, provided that except as set forth in Section 7, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock present and entitled to vote at any meeting is necessary for the adoption by the Board of any amendment which will:

     (a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

     (b) permit the granting of stock options to a class of persons other than those currently permitted to receive stock options under this Plan; or

     (c) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

   9.2 Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the stockholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

   Section 10. Effectiveness Of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock present and entitled to vote at any meeting at any time within 12 months before or after the adoption of this Plan. Options may be granted hereunder prior to such stockholder approval, but subject thereto.

   Adopted by the Board of Directors on April 9, 1999 and approved by the
stockholders on            , 1999.

                                     PROXY

ROHN Industries, Inc.                              PROXY/VOTING INSTRUCTION CARD
6718 West Plank Road
Peoria, Illinois 61604
--------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Gene Locks and Brian B. Pemberton and each of them, as the proxies and representatives of the undersigned, with full power of substitution, to vote all of the shares of common stock of ROHN Industries, Inc. which the undersigned would be entitled to vote, with all powers which the undersigned would have if personally present, at the Annual Meeting of Stockholders to be held on May 18, 1999 and at any adjournment or postponement thereof, as designated on the reverse side.

Election of Directors:
     Nominees:  J. Laeri, M. Levine, G. Locks, B. Pemberton, A. Schwartz

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2.

                   Please sign and date on the reverse side
 and mail this proxy in the enclosed return envelope as promptly as possible.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

[X] Please mark your
    vote as in this
    example.

----------------------------------------------------------------------------------------------------------
                      The Board of Directors recommends a vote FOR proposals 1 and 2.
----------------------------------------------------------------------------------------------------------
                 FOR   WITHHELD                                                FOR   AGAINST   ABSTAIN
1. Election of   [_]      [_]               2. Proposal to approve the ROHN    [_]     [_]       [_]
   Directors                                   1999 Stock Option Plan.
   (see reverse)
To withhold authority to vote for           In their discretion the proxies and representatives are
any individual or nominee(s)                authorized to vote upon such other business as may properly
write the name(s) of the nominee(s)         come before the meeting.
on the line below.

-----------------------------------            NOTE: Please sign exactly as name(s) appear(s) below.
                                               If shares of common stock are held in the name of more
                                               than one person, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give
                                               full title as such. If a corporation, please sign in full
                                               corporate name by president or other authorized officer.
                                               If a partnership, please sign in partnership name by
                                               authorized person.


                                               -----------------------------------------------------------
                                                 Signature                                   Date(s)


                                               -----------------------------------------------------------
                                                 Signature (if held jointly)                 Date(s)
----------------------------------------------------------------------------------------------------------
                                           FOLD AND DETACH HERE